SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SFOR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this report, the terms “Company,” “our company,” “us,” “SFT,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise.

ITEM 8.01. OTHER EVENTS

On March 12th, 2020, StrikeForce Technologies, Inc. ("SFOR", the “Company” or “StrikeForce”), finalized and executed a Management Consulting Agreement ("Management Consulting Agreement") with Sycamore Capital ("Sycamore") under which Sycamore agreed to secure an investor to purchase bona fide and outstanding and unpaid creditor claims of StrikeForce in exchange for share of StrikeForce’s common stock in a State court approved transaction in compliance with the terms of Section 3(a)(10) of the Securities Act of 1933, as amended. Under the terms of the Management Consulting Agreement, StrikeForce will pay Sycamore 10% of the face value of the claims purchased through the Management Consultant Agreement.

Under the terms of the Settlement Agreement and Stipulation ("Settlement Agreement") discussed below, StrikeForce entered into a settlement for purchase of $197,737.81 of debt owed to StrikeForce’s creditors. The Settlement Agreement was subject to the State court fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act of 1933, as amended, and on May 13th, 2020, a State court granted approval of Settlement Agreement. If satisfied in full, pursuant to the Settlement Agreement, the Company shall reduce the Company's debt obligations in exchange for the issuance of shares of Company's common stock to Continuation Capital, Inc. at a discount off the market price as disclosed in the Settlement Agreement, in one or more tranches, pursuant to the terms of section 3(a)(l0) of the Securities Act of 1933, as amended. The Settlement Agreement allows Continuation Capital to purchase debt that we owe to our creditors through direct purchase of the debts from our creditors and convert such debt into shares of our common stock at a reduction off the lowest closing sale price for 30 trading days as disclosed in the Settlement Agreement prior to the date of conversion for each tranche of debt purchased. The Settlement Agreement contains a condition that Continuation Capital, Inc., will not be allowed to hold more than 4.99% of StrikeForce’s issued and outstanding common stock at any time. Pursuant to the Settlement Agreement, for the liabilities purchased by Continuation Capital, Inc., we may issue shares of our common stock pursuant to an exemption from registration afforded by Section 3(a)(l0) of the Securities Act of 1933 to Continuation Capital, Inc.

The foregoing is a summary of the terms of the Placement Agent and Advisory Services Agreement, and Settlement Agreement and are qualified in their entirety by the Placement Agent and Advisory Services Agreement and Settlement Agreement that are attached hereto and incorporated herein as Exhibit 6.1 and Exhibit 6.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No:	Description
10.13	Consulting Agreement between Sycamore Capital and StrikeForce Technologies, Inc.
10.14	Settlement Agreement by and between the StrikeForce Technologies, Inc. and Continuation Capital, Inc. dated May 13th, 2020

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products or services, and economic activity in general. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.
(Registrant)

Dated: May 20, 2020	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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